UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2010

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 31, 2010, Global Telecom & Technology, Inc. (the “Company”) completed a financing transaction in which it issued 212 Units, valued at $10,000 per Unit, in exchange for all of the outstanding principal amount (valued at face value) and accrued but unpaid interest on the Company’s subordinated convertible notes due December 31. 2010.  Since this was an exchange transaction, there were no cash proceeds to the Company.  Each Unit consisted of (a) 5,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) $5,000.00 in principal amount of the Company’s subordinated promissory notes due December 31, 2013 (the “Notes”).

The Company’s subordinated convertible notes were held by Universal Telecommunications, Inc., which is an affiliate of H. Brian Thompson; Howard E. Janzen; and Theodore B Smith, III.  Messrs. Thompson, Janzen and Smith are members of the Company’s Board of Directors.  Given these relationships, the exchange transaction and the terms of the Units were reviewed and approved by an independent committee of our Board of Directors.

The terms of the Notes are described more fully in Item 2.03 below.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on December 31, 2010, the Company issued $1,160,000.00 in aggregate principal amount of the Notes as one component of the Units.  A summary of the terms of the Notes if as follows:

Payment of Principal.  The principal amount of the Notes must be repaid by the Company in four equal installments on March 31, June 30, September 30 and December 31, 2013.  At its option, the Company may prepay the Notes, in whole or in part, from time to time and at any time at its discretion, without penalty or additional interest.  In addition to this voluntary prepayment right, the Company is obligated to repay the Notes prior to maturity if a change of control of the Company occurs.

Payment of Interest.  Interest will accrue on the principal amount of the Notes outstanding from time to time at the rate of ten percent (10%) per annum, commencing with the issue date.  Accrued but unpaid interest will be payable on December 31, 2011 and December 31, 2012 and on each date on which principal is to be paid on the Notes as described in the prior paragraph.  Each payment of interest shall be made in cash.

Certain Covenants.   The Notes contain limited financial related covenants.  These covenants include:

(a)	a restriction on the declaration or payment of dividends or the repurchase of shares of the Company’s capital stock, in each case subject to certain exceptions; and

(b)
a restriction on the incurrence of indebtedness that is not subordinated in right of payment to the Notes, subject to exceptions for (i) any borrowings pursuant to the Company’s Loan and Security Agreement by and among the Company, certain of its subsidiaries and Silicon Valley Bank (including any indebtedness incurred in connection with the refinancing or replacement thereof, in each case modified or amended from time to time) (the “Credit Facility”), (ii) up to $15.0 million of additional senior debt, (iii) indebtedness assumed pursuant to or in contemplation of the acquisition of another business or entity and (iv) other customary exceptions (such amounts, collectively but excluding the promissory notes of the Company due February 2012, being the “Senior Debt”).

Subordination.  The payment of any and all amounts under the Notes is subordinate and subject in right and time of payment to the prior payment in full of all Senior Debt.  The Notes will rank pari passu with the promissory notes of the Company due February 2012.  In furtherance of this subordination, among other things, the holders of the Notes:

(a)      cannot accelerate the payment of the Notes unless and until the Senior Debt is paid; provided, however, this limitation is subject to customary exceptions for bankruptcy-related events and a change-in-control, in which case the holders of Notes may accelerate the Notes but the holders of the Senior Debt shall be entitled to receive payment of all amounts due to them before any payment is made to the holders of the Notes;

(b)	can take no action to enforce payment of the Notes until the Senior Debt is paid; and

(c)	will hold any improperly received payments in trust for the holders of the Senior Debt or their agents.

Events of Default.  The Notes provide for customary events of default, including (a) a default in the payment of interest or principal under the Notes when due (subject to a notice of default from the holders of a majority of the principal amount of the Notes then outstanding and a 10 day cure period); (b) any other default in the observance or performance of any covenant or agreement on the part the Company contained in the Notes (subject to a notice of default from the holders of a majority of the principal amount of the Notes then outstanding and a 30 day cure period); and (c) bankruptcy-related events.

Modification and Waiver.   The Notes may be amended, and compliance with terms of the Notes may be waived, by the holders of at least a majority of the outstanding principal amount of the Notes, except that the obligation to repay the principal amount of any Note, and the accrued interest thereon, on the dates provided in the Notes cannot be amended or modified without the written consent of the holder of the affected Note.

The form of Note is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

As described above, on December 31, 2010, the Company issued 1,060,000 shares of Common Stock as a component of the Units.  The purchase price per share of Common Stock was $1.00.

The Units were sold directly by the Company, without the use of an underwriter or placement agent, and were issued in a transaction exempt from registration under the Securities Act of 1933, as amended.  The shares are restricted securities issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The investors each made certain investor representations to the Company related to their respective investments in the Units, including a representation that each is as an accredited investor.

 Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Promissory Note of Global Telecom & Technology, Inc. due December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Exhibits

10.1	Form of Promissory Note of Global Telecom & Technology, Inc. due December 31, 2013.